POWER OF ATTORNEY

	KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints E. Liston Bishop, III, Susan N. Roth, and J. Paul Jullienne, or any one of them acting singly, and with full power of substitution, as the undersigned's true and lawful attorneys-in-fact to:

	(a)	prepare, execute in the undersigned's name and on the
		undersigned's behalf, and submit to the U.S. Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), or any rule or regulation of the SEC;

	(b)	execute for and on behalf of the undersigned, in the
		undersigned's capacity as a director of Unum Group (the "Company"), Forms 3, 4 and 5 (including any amendments thereto, "Forms") in accordance with Section 16(a) of the Act and the rules thereunder;

	(c)	do and perform any and all acts for and on behalf of the
		undersigned which may be necessary or desirable to complete and execute any Forms and to timely file such Forms with the
		SEC and any securities 	exchange or similar authority; and

	(d)	take any other action of any type whatsoever in connection
		with the foregoing which, in the opinion of any such
		attorney-in-fact, may be of benefit to, in the best interest of, or
		legally required by, the undersigned, it being understood that
		the documents executed by such attorney-in-fact on behalf of
		the undersigned pursuant to this Power of Attorney shall be in
		such form and shall contain such terms and conditions as such
		attorney-in-fact may approve in such attorney-in-fact's
		discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purpsoses as the undersigned might or could do in person, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of August, 2012.

					/s/  Timothy F. Keaney
					---------------------------
					Timothy F. Keaney